US 2689515v.3
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 8, 2014 (July 1, 2014)

HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 871-3555
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On July 1, 2014, HollyFrontier Corporation (the “Company”), as borrower, Union Bank, N.A. as administrative agent (the “Agent”) and each of the financial institutions party thereto as lenders, entered into a $1.0 billion Senior Unsecured 5-Year Revolving Credit Agreement (the “Credit Agreement”).

The Credit Agreement has a term of five years, maturing on July 1, 2019, and is a senior unsecured revolving credit facility that may be used for revolving credit loans (including up to $100 million of swingline loans) and letters of credit from time to time. The Credit Agreement is available to fund general corporate purposes. Indebtedness under the Credit Agreement is recourse to the Company and guaranteed by certain wholly-owned subsidiaries of the Company.

The Company has the right to request an increase in the maximum amount of the Credit Agreement of up to $750 million, which would bring the maximum amount of the Credit Agreement to a total of $1.75 billion. The request will become effective if (a) certain customary conditions specified in the Credit Agreement are met and (b) one or more existing lenders under the Credit Agreement or other financial institutions reasonably satisfactory to the administrative agent, the swingline lender and each letter of credit issuing bank commit to lend the increased amounts under the Credit Agreement.

The Company may prepay all loans under the Credit Agreement at any time without penalty, except for payment of certain breakage and related costs.

Indebtedness under the Credit Agreement bears interest, at the Company’s option, at either (a) a base rate equal to the highest of the Federal Funds Effective Rate plus ½ of 1%, London Interbank Offered Rate plus 1% or the prime rate (as publicly announced from time to time by Union Bank, N.A.), as applicable, plus an applicable margin (ranging from 0.125% to 1.00%) or (b) at a rate equal to the London Interbank Offered Rate plus an applicable margin (ranging from 1.125% to 2.00%). The Borrowers incur a commitment fee on the unused portion of the commitments (which calculation of such unused portion excludes amounts borrowed as swingline loans except to the extent that a lender has purchased a participation in a swingline loan) at a rate ranging from 0.150% to 0.350%. In each case, the applicable margin and commitment fee rate is based upon the rating issued from time to time by Moody’s and S&P, as applicable, to the Company’s long-term, senior, unsecured, non-credit enhanced long-term debt.

The Credit Agreement imposes certain requirements, including limitations on the Company’s ability to incur debt and liens, enter a merger or consolidation, or sell all or substantially all of the Company’s assets. The Credit Agreement also contains a financial covenant that does not permit net debt as of the last day of any fiscal quarter to exceed 65% of total capitalization.

Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants, or agreements under the Credit Agreement and the other loan documents, and certain defaults of other indebtedness, the administrative agent may terminate the obligation of the lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of insolvency (as defined in the Credit Agreement), the obligation of each lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The Credit Agreement and the related Guarantee Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 in their entirety.

ITEM 1.02    Termination of a Material Definitive Agreement
On July 1, 2014, and contemporaneously with entry into the Credit Agreement, the Company terminated its then-existing Credit Agreement, dated July 1, 2011, as amended, by and among the Company and certain other subsidiaries of the Company as borrowers, Union Bank, N.A., as administrative agent, and certain other financial institutions from time to time party thereto, as lenders (the “Terminated Credit Agreement”), effective as of July 1, 2014. The Terminated Credit Agreement was collateralized by inventory, accounts receivable and related contracts and intangibles, and certain deposit accounts, and was used to fund working capital, capital expenditures, permitted acquisitions or other general corporate purposes. The Terminated Credit Agreement would have matured in July 2016. The maximum amount available under the Terminated Credit Agreement was $1 billion and indebtedness under the Terminated Credit Agreement bore interest, at the Company’s option, at either (a) a base rate equal to the highest of the Federal Funds Effective Rate plus ½ of 1%, London Interbank Offered Rate plus 1% or the prime rate (as publicly announced from time to time by Union Bank, N.A.), as applicable, plus an applicable margin (ranging from 0.50% to 1.50%) or (b) at a rate equal to the London Interbank Offered Rate plus an applicable margin (ranging from 1.50% to 2.50%). The Company incurred a commitment fee on the unused portion of the commitments (which calculation of such unused portion excluded amounts borrowed as swingline loans except to the extent that a lender had purchased a participation in a swingline loan) at a rate ranging from 0.375% to 0.50%. The Company did not pay any prepayment penalties in connection with the termination of the Terminated Credit Agreement.
The Credit Agreement described in Item 1.01 replaced the Terminated Credit Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Credit Agreement in Item 1.01 is incorporated herein by reference.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

10.1
Senior Unsecured 5-Year Revolving Credit Agreement, dated July 1, 2014, among HollyFrontier Corporation, as borrower, Union Bank, N.A., as administrative agent, and each of the financial institutions party thereto as lenders.

10.2	Subsidiary Guarantee, dated July 1, 2014, by certain subsidiaries of HollyFrontier Corporation in favor of Union Bank, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date: July 8, 2014

EXHIBIT INDEX

10.1
Senior Unsecured 5-Year Revolving Credit Agreement, dated July 1, 2014, among HollyFrontier Corporation, as borrower, Union Bank, N.A., as administrative agent, and each of the financial institutions party thereto as lenders.

10.2	Subsidiary Guarantee, dated July 1, 2014, by certain subsidiaries of HollyFrontier Corporation in favor of Union Bank, N.A., as administrative agent.